FOR IMMEDIATE RELEASE

InspireMD’s MGuard Embolic Protection Stent (EPS) Shows Lower Mortality Rate in STEMI Patients at Six Months Compared to Control Group

- Company to Host Conference Call Today at 8:00am ET, 2:00pm CET -

PARIS, France, MAY 23, 2013 -- InspireMD, Inc. ("InspireMD" or the "Company") (NYSE MKT: NSPR), the leader in embolic protection stents, today announced new 6-month results from the MASTER (MGuard for Acute ST Elevation Reperfusion) trial demonstrating that the MGuard Embolic Protection Stent (EPS) outperformed bare metal and drug eluting stents in all-cause mortality in ST segment elevation myocardial infarction (STEMI) patients. Results from the trial were presented at the InspireMD STEMI Symposium at EuroPCR, the official annual meeting of the European Association for Percutaneous Cardiovascular Interventions (EAPCI) taking place in Paris from May 21-24, 2013.

In addition to the symposium, the Company reported that another fourteen presentations and three abstracts highlighting the MGuard EPS technology were presented over the 4-day conference.

With its proprietary micro-net mesh sleeve, MGuard EPS addresses an unmet need by preventing unstable arterial plaque and thrombus (clots) that cause heart attack blockage from breaking off and exacerbating damage.

The MASTER trial achieved its primary endpoint (p value = 0.008), in complete ST-segment resolution at 60-90 min post-procedure (a strong predictor of mortality). Secondary endpoint clinical outcomes continue to show a lower mortality rate with MGuard EPS compared to control (0.5% vs. 2.8%, P=0.06) at 6 months. These findings corroborate the previously announced 30-day results showing that all-cause mortality with MGuard EPS was lower than bare metal and drug eluting stents used as a control (0% vs. 1.9%, P=0.06). Additional 6-month results are available at www.inspiremd.com.

“The initial MASTER trial results published in the Journal of the American College of Cardiology[1]in October 2012 demonstrated the acute benefits of the embolic protection stent, as MGuard EPS outperformed drug-eluting and bare metal stents in complete ST-segment resolution,” said Professor Dr. Sigmund Silber, Director of the Heart Center at the Isar Academic Teaching Site of the University of Munich. “The six-month MASTER results highlight the enduring benefits of the MGuard EPS, with a consistent trend in lower mortality.”

In the MASTER trial, a total of 433 patients with STEMI presenting within 12 hours of symptom onset undergoing percutaneous coronary intervention were randomized at 50 sites in 9 countries to the MGuard EPS (n = 217) or commercially available bare metal or drug-eluting stents (n = 216).

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“The body of positive clinical evidence supporting the use of the MGuardEPS continues to grow,” said Alan Milinazzo, President and Chief Executive Officer of InspireMD. “Both the 6-month data and the subgroup analysis presented this week at EuroPCR in Paris, suggest that our technology offers improved embolic protection over the current generation of bare metal and drug eluting stents for the STEMI patient. Advancing embolic protection without requiring physicians to increase procedure time or dramatically change their technique is a major benefit of the MGuard EPS.”

Conference Call and Webcast Details

InspireMD will host a conference call and webcast to review 6-month MASTER trial data on Thursday May 23, 2013 at 8:00 ET, 14:00 CET. To access the call, participants should dial the following numbers:

•	U.S. and Canada: +1-888-417-8516
•	Paris: +33-08-00-90-26-40
•	International: +1-719-325-2144

The webcast will be available at www.InspireMD.com. An archived webcast will be available for 30 days.

About Stenting and MGuard EPS

Standard stents were not engineered exclusively for heart attack patients. They were also designed for treating stable angina patients whose occlusion contains thrombotic material.

In acute heart attack patients, the plaque or thrombus is unstable and often breaks up as the stent is implanted causing downstream blockages (some of which can be fatal) in a significant portion of heart attack patients.

The MGuard EPS integrates a precisely engineered micro net mesh designed to prevent the unstable arterial plaque and thrombus (clots) that caused the heart attack blockage from breaking off.

While offering superior performance relative to standard stents in STEMI patients with regard to ST segment resolution, the MGuard EPS requires no change in current physician practice - an important factor in promoting acceptance and general use in time-critical emergency settings.

About InspireMD, Inc.

InspireMD’s mission is to utilize its proprietary MGuard technology to make its products the industry standard for stents and to provide a superior solution to the key clinical issues of current stenting: embolic showers, restenosis and late stent thrombosis.

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InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

MGuard EPS is CE Mark approved. It is not approved for sale in the U.S. by the Food and Drug Administration (FDA) at this time.

Forward-looking Statements:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Transition Report on Form 10-K/T and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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For further information contact:

Media

Chantal Beaudry/Chris Frates

Lazar Partners Ltd.

cbeaudry@lazarpartners.com

cmfrates@lazarpartners.com

212-867-1762

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Investors

David Carey

Lazar Partners Ltd.

dcarey@lazarpartners.com

212-867-1768

1Stone GW, Abizaid A, Silber S, Dizon JM, Merkely B, Costa RA, Kornowski R, Abizaid A, Wojdyła R, Maehara A, Dressler O, Brener SJ, Bar E, Dudek D.Prospective, Randomized, Multicenter Evaluation of a Polyethylene Terephthalate Micronet Mesh-Covered Stent (MGuard) in ST-Segment Elevation Myocardial Infarction: The MASTER Trial.J Am Coll Cardiol. 2012;60(19):1975-1984

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